EXHIBIT 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Michael J. Golde, the principal financial officer of Corporate Resource Services, Inc. (the “Company”), hereby pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)
the Quarterly Report on Form 10-Q of the Company for the period ended June 29, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2012

By: /s/ Michael J. Golde
Name: Michael J. Golde
Title: Chief Financial Officer

The foregoing certifications are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.